Exhibit 99.2

KPMG Auditores, S.L. Edificio Iruña Park Arcadio M. Larraona, 1 31008 Pamplona

Independent Auditors’ Report

To the Shareholders and to the Directors of Soluciones Técnicas Integrales Norland, S.L. (Sociedad Unipersonal)

Qualified Opinion

We have audited the consolidated financial statements of Soluciones Técnicas Integrales Norland, S.L.U., and its subsidiaries (the Company) which comprise the consolidated balance sheet as of 31 December 2021, and the consolidated income statement, statement of changes in consolidated net equity and statement of consolidated cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, except for the omission of the comparative financial information as described in the Basis for Qualified Opinion section of our report, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and the results of its operations and its cash flows for the year then ended in accordance with the Spanish General Chart of Accounts approved by Royal Decree 1514/2007, the Standards for the Preparation of Consolidated Annual Accounts approved by Royal Decree 1159/2010 and subsequent amendments.

Basis for Qualified Opinion

As more fully disclosed in Note 2.4 and 2.1 to the consolidated financial statements, the Spanish General Chart of Accounts approved by Royal Decree 1514/2007 requires that consolidated financial statements be presented with comparative financial information. These consolidated financial statements as of and for the year ended 31 December 2021 have been prepared solely for the inclusion in the U.S. Securities and Exchange Commission filings of Array Technologies Inc. Accordingly, no comparative financial information is presented.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Emphasis of Matter

We draw attention to the explanatory note 23 in which the Directors state that the accounting principles and criteria used in the preparation of the accompanying consolidated financial statements, differ in certain material respects from generally accepted accounting principles in the United States of America. Information with regard to the nature and effect of these differences on consolidated results for the year and the consolidated balance sheet as of 31 December 2021 is presented in note 23 to the accompanying consolidated financial statements. Our opinion is not modified in respect of this matter.

Responsibilities of the Directors for the Consolidated Financial Statements

The Directors are responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the Spanish General Chart of Accounts approved by Royal Decree 1514/2007, the Standards for the Preparation of Consolidated Annual Accounts approved by Royal Decree 1159/2010 and subsequent amendments, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, the Directors are required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

2

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

KPMG Auditores, S.L.

Pamplona, Spain

21 March 2022

3

SOLUCIONES TÉCNICAS INTEGRALES NORLAND, S.L. AND SUBSIDIARIES

Consolidated Financial Statements

for the year ended 31 December 2021

SOLUCIONES TÉCNICAS INTEGRALES NORLAND, S.L. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET FOR THE

YEAR ENDED 31 DECEMBER 2021

ASSETS	Notes	31/12/2021
A) NON-CURRENT ASSETS		3.567.245
I. Intangible assets	4	480.891
1. Consolidated Goodwill		148.646
2. Other Intangible assets		332.245
II. Property, plant and equipment	5	2.885.475
1. Land and Constructions		769.594
2. Technical installations and other property, plant and equipment		2.060.350
3. Under construction and advances		55.531
V. Long-term financial investments	7.1	29.479
VI. Deferred tax assets	14.3	171.400
B) CURRENT ASSETS		189.450.837
II. Inventory	12	54.411.945
III. Commercial debtors and other accounts receivable		102.724.181
1. Trade receivables for sales and services	7.1	95.062.741
3. Current tax assets	14.2	88.770
4. Other receivables	7.1 - 14.2	7.572.670
V. Short-term financial investments	7.1	107.305
VI. Prepayments for current assets		286.034
VII. Cash and cash equivalents	7.1	31.921.372

TOTAL ASSETS		193.018.082

NET EQUITY AND LIABILITIES	Notes	31/12/2021
A) NET EQUITY		59.191.908
A-1) Equity		52.808.803
I. Capital	10.1	275.000
1. Registered capital		275.000
III. Reserves	10.2	28.937.535
VI. Result attributed to parent company		23.596.268
1. Consolidated profit and loss		28.772.636
2. (Profit and loss non-controlling interests)		-5.176.368
VII. Interim dividend		0
A-2) Adjustments for change in value	11	-2.119.973
I. Conversion difference		-2.119.973
A-3) Grants, donations and bequests received	20	22.401
A-4) Non-controlling interests	10.5	8.480.677
B) NON-CURRENT LIABILITIES		14.361.176
I. Long-term provisions	16	3.977.282
II. Long-term debt	8.1	10.108.995
2. Debts with financial institutions		10.000.000
4. Other financial liabilities		108.995
IV. Deferred tax liabilities	14.3	274.899
C) CURRENT LIABILITIES		119.464.998
II. Short-term provisions		118.449
III. Short-term debt	8.1	30.792.418
2. Debts with financial institutions		30.792.418
4. Other financial liabilities		0
V. Commercial creditors and other accounts payable		88.335.862
1. Suppliers	8.1	60.968.236
3. Current tax liabilities	14.2	5.372.728
4. Other payables	8.1 - 14.2	21.994.898
VI. Short-term accruals		218.269

TOTAL NET EQUITY AND LIABILITIES		193.018.082

The accompanying notes form an integral part of the consolidated balance sheet for the year ended 31 December 2021.

SOLUCIONES TÉCNICAS INTEGRALES NORLAND, S.L. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT FOR THE

YEAR ENDED 31 DECEMBER 2021

CONSOLIDATED INCOME STATEMENT	Notes	31/12/2021
A) CONTINUING OPERATIONS
1. Net turnover	15	224.461.953
a) Sales		210.025.613
b) Services rendered		14.436.340
2. Changes in inventories of finished goods and work in progress	15	29.104.396
4. Supplies	15	-190.834.077
b) Consumption of raw materials and other consumables		-172.440.855
c) Work carried out by other companies		-18.393.222
5. Other operating income		57.726
b) Operating grants taken to income	20	57.726
6. Staff expenses		-12.484.287
a) Wages, salaries and related items		-9.748.076
b) Social charges	15	-2.736.211
7. Other operating expenses		-10.668.390
a) Losses, impairment and changes in trade provisions		-623.452
b) Other current management expenses		-10.044.938
8. Amortisation and depreciation		-540.838
9. Non-financial and other capital grants	20	32.912
11. Impairment and result on disposal of fixed assets		-2.883
b) Result for disposal and others		-2.883
14. Other results		132.889

A.1) OPERATING INCOME		39.259.401

15. Financial income		688.765
b) Marketable securities and other financial instruments		688.765
16. Financial expenses		-1.946.342
17. Variation in fair value of financial instruments		-271.192
18. Exchange differences	13	454.080
b) Other exchange differences		454.080

A.2) FINANCIAL RESULTS		-1.074.689

A.3) RESULT BEFORE TAX		38.184.712

23. Income tax	14.1	-9.412.076

A.4) RESULT FOR THE YEAR FROM CONTINUING OPERATIONS		28.772.636

B) DISCONTINUED OPERATIONS
A.5) RESULT FOR THE YEAR		28.772.636

Result attributed to parent company		23.596.268
Result attributed to non-controlling interests		5.176.368

The accompanying notes form an integral part of the consolidated income statement for the year ended 31 December 2021.

SOLUCIONES TÉCNICAS INTEGRALES NORLAND, S.L. AND SUBSIDIARIES

STATEMENT OF CHANGES IN CONSOLIDATED NET EQUITY FOR THE

YEAR ENDED 31 DECEMBER 2021

A) STATEMENT OF RECOGNIZED CONSOLIDATED INCOME AND EXPENSES FOR THE

YEAR ENDED 31 DECEMBER 2021

	Notes	31/12/2021
A) Consolidated result for the year		28.772.636

Income and expenses directly attributable to net equity
I. by valuation of financial instruments		0
II. By cash flow hedges		0
III. Grants, donations and bequests received		23.751
IV. By actuarial profit and loss and other adjustments		0
V. Conversion difference	14.1	390.963
VI. Tax effect		-6.650

B) Total income and expenses allocated directly to consolidated net equity		408.064

Transfers to the consolidated income statement
VII. by valuation of financial instruments		0
VIII. By cash flow hedges		0
IX. Grants, donations and bequests received	20	-32.912
X. Conversion difference		0
XI. Tax effect	20	9.215

C) Total of transfers to the consolidated income statement		-23.697

TOTAL OF CONSOLIDATED RECOGNIZED INCOME AND EXPENSES (A + B + C)		29.157.003

Total income and expenses attributed to the parent company		23.980.635
Total income and expenses attributed to external partners		5.176.368

The accompanying notes form an integral part of the statement recognized consolidated income and expenses for the year ended 31 December 2021.

SOLUCIONES TÉCNICAS INTEGRALES NORLAND, S.L. AND SUBSIDIARIES

STATEMENT OF CHANGES IN CONSOLIDATED NET EQUITY FOR THE

YEAR ENDED 31 DECEMBER 2021

STATEMENT OF CHANGES IN CONSOLIDATED NET EQUITY FOR THE

YEAR ENDED 31 DECEMBER 2021

	Capital	Reserves and results from previous years	Other partner contributions	result attributed to parent company	Interim dividend	Adjustments for change in value	Grants, donations and bequests received	Non-controlling interests	TOTAL
	Registered
	Note 10.1	Note 10.2	Note 10.2			Notes 11 and 13	Note 20	Note 10.5
C) BALANCE AT THE END OF YEAR 2020	275.000	11.971.732	1.616.495	25.029.340	-8.000.000	-3.836.335	28.997	2.949.675	30.034.904

I. Adjustments for changes in criteria from 2020
II. Adjustments for errors in 2020
D) ADJUSTED BALANCE AT THE START OF YEAR 2021	275.000	11.971.732	1.616.495	25.029.340	-8.000.000	-3.836.335	28.997	2.949.675	30.034.904

I. Total recognized consolidated income and expenses				23.596.268		390.963	-6.596	5.176.368	29.157.003
II. Transactions with partners or owners	0	15.349.308	0	-25.029.340	8.000.000	1.325.399	0	354.634	1
3. (-) Dividend distribution
7. Other transactions with partners or owners		15.349.308		-25.029.340	8.000.000	1.325.399		354.634	1
III. Other variations in net equity									0

E) BALANCE AT THE END OF YEAR 2021	275.000	27.321.040	1.616.495	23.596.268	0	-2.119.973	22.401	8.480.677	59.191.908

The accompanying notes form an integral part of the statement of changes in consolidated net equity for the year ended 31 December 2021.

SOLUCIONES TÉCNICAS INTEGRALES NORLAND, S.L. AND SUBSIDIARIES

STATEMENT OF CONSOLIDATED CASH FLOWS FOR THE

YEAR ENDED 31 DECEMBER 2021

		Notes	31/12/2021
A) CASH FLOWS FROM OPERATING ACTIVITIES
1. result before tax			38.184.712

2. Adjustments to result			2.869.858

( + )	a) Amortisation and depriciation		540.838
( + / - )	c) Change in provisions		981.702
( - )	d) Grants recognised in the income statement		-32.912
( + / - )	e) Profit / loss on the disposal of fixed assets		2.883
( - )	g) Financial income		-688.765
( + )	h) Financial expenses		1.946.342
( + / - )	i) Exchange differences		390.962
( + / - )	j) Variation in fair value of financial instruments		-271.192

3. Changes in current capital			-67.816.291

( + / - )	a) Inventory		-39.399.862
( + / - )	b) Trade receivables for sales and services		-81.378.102
( + / - )	c) Other current assets		-41.629
( + / - )	d) Creditors and other accounts payable		54.637.184
( + / - )	e) Other current liabilities		-1.633.882
( + / - )	f) Other non-current assets and liabilities		0

4. Other cash flows from operating activities			-10.141.735

( - )	a) Interest payments		-1.946.342
( + )	c) Interest collection		688.765
( + / - )	d) Income tax collection/payment		-8.884.158

5. Cash flows from operating activities			-36.903.456

B) CASH FLOWS FROM INVESTMENT ACTIVITIES
6. Investment payments			-1.406.793

( - )	d) Intangible assets		-146.094
( - )	e) Property, plant and equipment		-1.260.699
( - )	g) Other financial assets		0

7. Payments received for divestitures			430.399

( + )	d) Intangible assets		132.428
( + )	e) Property, plant and equipment		99.995
( + )	g) Other financial assets		197.976

8. Cash flows from investment activities			-976.394

C) CASH FLOWS FROM FINANCING ACTIVITIES
10. Collection and payment for financial liability instruments			27.256.999

	a) Issue		35.147.862

( + )	2. Debts with financial institutions		35.124.111
( + )	3. Other debt		0
( + )	4. Grants, donations and bequests received		23.751

	b) Return and amortization of		-7.890.863

( - )	2. Debts with financial institutions		-7.760.065
( - )	3. Other debt		-130.798

11. Payments for dividends and remuneration of other equity instruments.			0

( - )	a) Dividends		0

12. Cash flows from financing activities			27.256.999

D) EFFECT OF VARIATIONS IN THE EXCHANGE RATE			0

E) NET INCREASE/REDUCTION IN CASH AND CASH EQUIVALENTS			-10.622.851

Cash or equivalent at the beginning of the year			42.544.223
Cash or equivalent at the end of the year			31.921.372

The accompanying notes form an integral part of the statement of consolidated cash flows for the year ended 31 December 2021.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR

THE YEAR ENDED 31 DECEMBER 2021

1.	GROUP COMPANIES

1.1.	PARENT COMPANY

SOLUCIONES TÉCNICAS INTEGRALES NORLAND, S.L. (hereinafter STI Norland S.L. or the Parent Company) was incorporated as a Limited Company on 2 April 1996 and has not changed its name since. Its current head office is at Avenida de Sancho el Fuerte, 26, Oficina 1, Pamplona (Spain).

The Parent Company’s corporate purpose, according to its incorporation documents, include:

•	Industrial, commercial, managerial and technical office consultancy work;

•	Construction (including contracting), rehabilitation, promotion, management, purchase and sale of buildings;

•	Production of renewable energy (solar and photovoltaic) and the implementation, assembly, repairs and maintenance of electrical installation in general (both low and medium voltage)

The Parent Company’s current activity consists in manufacturing and selling solar trackers and providing services related to installation of the solar trackers.

The Parent Company’s year runs from 1 January to 31 December.

The Parent Company’s functional currency is the euro.

For all foreign companies in the STI Norland Group whose functional currency is not the euro, their functional currency is the local currency of the foreign jurisdiction.

The financial information presented in these consolidated financial statements are expressed in euros.

1.2.	SUBSIDIARIES

Soluciones Técnicas Integrales Norland, S.L. together with its subsidiaries forms the STI Norland Group (the Group).

It is understood that a company forms part of the Group when both are connected by a control relationship, direct or indirect, similar to that set out in article 42 of the Spanish Commercial Code, or when companies are controlled by any means by one or several legal entities that act jointly or are under sole management using statutory agreements or clauses.

The Subsidiaries included in the scope of consolidation are the following:

Entity	2021 - % participation	Head office	Location	Functional currency
STI SOLAR, SpA.	100%	Padre Mariano, 82 – office 1102	Providencial, Santiago (Chile)	Chilean peso (CLP)

STINORLAND ISRAEL, LTD.	100%	78 Rothschild Bv., 6578605	Tel-Aviv (Israel)	Israeli Shekel (ILS)

STINORLAND USA, INC.	100%	2804 Gateway Oaks Dr #100, Sacramento	California (USA)	American dollar (USD)

STINORLAND SOUTH AFRICA PTY LTD	100%	48 Main Road, Walmer, 6065	Port Elizabeth - Gqeberha (South Africa)	South African rand (ZAR)

STINORLAND BRASIL, LTDA.	80%	Quadra 1112 Sul, Alameda 11 Lote 02 a 06, Plano Diretor Sul, CEP 77024-182	Palmas, Estado do Tocantins (Brazil)	Brazilian real (BRL)

STINORLAND MEXICO, S.A. DE C.V.	99%	Calle Darwin 74, Interior 301, Col. Anzures, 11590	Miguel Hidalgo, Ciudad de México (Mexico)	Mexican peso (MXN)

STINORLAND INDIA PRIVATE LIMITED	100%	39 NGEF Lane, 2nd Floor, Suite No. 985, Indiranagar,	Bangalore, Karnataka (India)	Indian rupee (INR)

KTRSOLAR TECH, S.L.	80%	Plaza Mayor, 17 - 1º A 31621	Sarriguren, Navarre (Spain)	Euro (EUR)

STINORLAND AUSTRALIA PTY LTD	100%	14 Hastings St. McKinnon 3204	Victoria (Australia)	Australian dollar (AUD)

None of the Group companies are listed on a stock exchange or in any other market.

During the 2021 year the only dividend distribution approved was the following:

Entity	Date of approval	Amount of dividend approved	Amount in euros
STINORLAND ISRAEL, LTD.	01/07/2021	170,000 euros	170,000 euros

The operating activities of the Group companies is the design, engineering, assembly and supply of structures and solar trackers for developing renewable energy, particularly photovoltaic energy.

No subsidiaries have been excluded from the scope of consolidation.

In 2021 the Group has incorporated a new company, STY NORLAND AUSTRALIA PTY LTD, a 100% subsidiary to manage the Group operations in Australia.

2.	BASIS OF PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

2.1.	FAIR PRESENTATION

On 10 November 2021 Array Technologies, Inc, a US company, entered into a purchase agreement with the shareholders of the Parent Company pursuant to which, Array agreed to acquire all of the outstanding equity interests of the Parent Company. The closing of this agreement is dated 11 January 2022. The Board of Directors is preparing these consolidated financial statements as of and for the year ending 31 December 2021 to be used during the acquisition process and to be filed as part of the 8 K filing of Array Technologies, Inc. These Consolidated Financial Statements are prepared in accordance with accounting rules in Spain and include a separate note with a reconciliation to generally accepted accounting principles in the United States of America (US GAAP). These Consolidated Financial Statements comprise the Consolidated Balance Sheet, Consolidated Income Statement, Statement of Changes in Consolidated Net Equity, Statement of Consolidated Cash Flows and Notes (the Consolidated Financial Statements).

As mention above, these Consolidated Financial Statements have not been prepared to comply with statutory legal requirements.

The accompanying Consolidated Financial Statements have been prepared on the basis of the accounting records of the Parent Company and its subsidiaries. The Consolidated Financial Statements for the year ended 31 December 2021 have been prepared in accordance with the Spanish General Chart of Accounts approved by Royal Decree 1514/2007, the Standards for the Preparation of Consolidated Annual Accounts approved by Royal Decree 1159/2010, and its subsequent amendments, to give a true and fair view of the consolidated equity and consolidated financial position at 31 December 2021 and consolidated results of operations, changes in consolidated equity, and consolidated cash flows for the year then ended.

There are no exceptional reasons why the legal provisions for accounting matters have not been applied in order to present an accurate picture.

The end of the year for the financial statements in all the consolidated companies is 31 December 2021, and coincides with that of the Parent Company, except for the subsidiary STINORLAND INDIA PRIVATE LIMITED, whose year ends on 31 March 2022, as established in local legislation. However, the financial information used to prepare the Consolidated Financial Statements corresponds to 31 December 2021.

2.2.	ACCOUNTING PRINCIPLES

The accounting principles and criteria applied in preparing these Consolidated Financial Statements are those summarized in Note 3 of this report. The mandatory accounting principles that have a significant effect on these Consolidated Financial Statements have been applied. Non-mandatory accounting principles have not been applied.

2.3.	CRITICAL ISSUES REGARDING THE MEASUREMENT AND ESTIMATION OF UNCERTAINTIES

The information contained in these Consolidated Financial Statements is the responsibility of the Parent Company’s Board of Directors. In preparing these Consolidated Financial Statements, the Board has made judgements and estimates that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Specifically, estimates have been used relating to:

•	The useful life of intangible assets and property, plant and equipment (Notes 4 and 5)

•	Provisions for responsibilities (Note 16)

Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised prospectively.

2.4.	COMPARATIVE INFORMATION

The consolidated balance sheet, consolidated income statement, statement of changes in consolidated net equity, statement of consolidated cash flows and the notes thereto for 2021 do not include comparative figures for 2020.

These Consolidated Financial Statements have been prepared solely for the purpose of meeting the requirements of US Securities and Exchange Commission (“SEC”) Rule 3-05 of Regulation S-X, following the acquisition by Array Technologies (see note 2.1). These Consolidated Financial Statements have been prepared in accordance with the Spanish General Chart of Accounts approved by Royal Decree 1514/2007, which have been applied consistently except that no comparative information has been presented in these Consolidated Financial Statements, as no comparatives are required under SEC Rule 3-05 of Regulation S-X. Nonetheless, this is a departure from accounting rules in Spain, as comparative figures are required to be presented.

2.5.	AGGREGATION OF ITEMS

These Consolidated Financial Statements are presented consistently with the Spanish chart of accounts and do not contain any items that have been aggregated into one caption.

2.6.	ITEMS DISCLOSED UNDER SEVERAL LINE ITEMS

There are no elements of a similar nature included in different items on the balance sheet.

2.7.	CHANGES TO ACCOUNTING POLICIES

Royal Decree 1/2021 was published on 30 January 2021 amending the Spanish General Chart of Accounts. Consequently, the recognition and measurement standards 14 Revenue from sales and services and 9 Financial instruments have been amended in 2021.

2.8.	RELATIVE IMPORTANCE

When determining the information to be disclosed in these Consolidated Financial Statements, on the different items of the Consolidated Financial Statements or other matters, the Group, in accordance with the Conceptual Accounting Framework, has taken into account relative importance in relation to the 2021 Consolidated Financial Statements.

3.	RECOGNITION AND MEASUREMENT STANDARDS

The principal standards of recording and measurement applied in preparing the attached Consolidated Financial Statements, in accordance with the General Accounting Plan, were the following:

3.1.	CONSOLIDATION METHOD

The attached Consolidated Financial Statements have been prepared in accordance with the global integration method for all the Subsidiaries over which the Parent Company has effective control: STI SOLAR, SpA., STINORLAND ISRAEL, LTD., STINORLAND SOUTH AFRICA (PTY), LTD., STINORLAND USA, INC., STINORLAND BRASIL, LTDA., STINORLAND MÉXICO, S.A. DE C.V., STINORLAND INDIA PRIVATE LIMITED, KTRSOLAR TECH, S.L. and STINORLAND AUSTRALIA PTY LTD.

For companies consolidated by the global integration method (full consolidation), 100% of the items on the balance sheet and income statement are incorporated, recognizing, if applicable, the value of the participation of non-controlling interest in net equity and in the consolidated income statement in the corresponding proportion.

In the investment-net equity elimination in the consolidation process, the offsetting of the book values representing the Parent Company’s equity instruments with the proportional part of the net equity items of the above-mentioned subsidiaries, has been carried out on the basis of values obtained from applying the acquisition method. If the date of first consolidation is later than the acquisition date, the figures resulting from applying the global integration method have been referred to the acquisition date.

3.2.	TRANSACTIONS BETWEEN CONSOLIDATED COMPANIES

Results of internal transactions in the scope of consolidation have been eliminated, provided that their amount is relevant, being deferred until they are carried out with third parties outside the Group. If there are works carried out by the Group for its own fixed assets, the intra-group results are eliminated, arising at the rate of amortization of the affected items or when sold to third parties.

Intra-group balances and transactions, and any unrealised income and expenses (except for foreign currency transaction gains or losses) arising from intra-group transactions, are eliminated

3.3.	HOMOGENISATION

Consolidation of the companies that make up the scope of consolidation has been carried out using their individual financial statements that are prepared in accordance with Royal Decree 1514/2007 for the Parent Company headquartered in Spain, and their own local legislation for foreign companies. All the necessary standardization operations have been carried out in the Group’s companies to unify the measurement criteria and structure of the consolidated annual reports with those used by the Parent Company in its financial statements.

3.4.	CONVERSION OF FINANCIAL RESULTS IN CURRENCY OTHER THAN THE EURO

Financial results in a currency other than the euro of foreign companies have been converted to euros using the exchange rate at balance sheet date. In this way the goods, rights and obligations have been converted at the exchange rate current at the close date, equity at historic exchange rate and items on the income statement at the average exchange rate for the year. The differences in conversion arising from the application of this method will be shown, where applicable, in the caption “Adjustments for change in value” in the section on equity on the consolidated balance sheet, the part that corresponds to non-controlling interest being deducted. During the year 2021 the conversion differences amounted to -2,119,973 euros.

3.5.	INTANGIBLE ASSETS

As a general rule, intangible assets are initially measured at cost, whether this be acquisition price or production cost. The cost of intangible assets acquired through combinations of business is its fair value on the date of acquisition.

After initial recognition, intangible assets are measured at cost, minus accumulated depreciation and, if applicable, the accumulated amount of recorded impairment corrections.

Intangible assets are assets of a defined useful life and are amortized systematically in accordance with their estimated useful life and residual value. The methods and periods of amortization applied are revised at the end of each year and adjusted prospectively, if need be.

At least annually, indicators of impairment are evaluated, in which case the recoverable amounts are estimated, to the extent that the carrying value exceeds the recoverable amounts, an impairment is recorded for the difference.

For accounting, the Group recognizes any loss that may have occurred in the recorded value of these assets due to impairment, using the heading “Impairment and result on disposal of fixed assets”. The criteria for recognizing losses due to impairment is similar to the one described in section 3.6. Property, plant and Equipment.

3.5.1. IT APPLICATIONS

These are valued at acquisition price or production cost. The useful life of these items is estimated at 4 years, being amortized on a straight-line basis during this period.

3.5.2. CONCESSIONS

The costs incurred to obtain the concession of two parking places for the Group are amortized on a straight-line basis in the 75-year concession period. If the circumstances of non-compliance with conditions meant the rights derived from this concession are lost, the recorded value for it would be adjusted in its entirety to cancel its net book value.

3.6.	PROPERTY, PLANT AND EQUIPMENT

These are valued at acquisition price or production cost that includes, besides the amount billed after deducting any discount or rebate in the price, all the additional and directly related expenses arising up to its commissioning, such as costs of earthworks and demolition, transport, insurance, installation, assembly and the like.

In the cost of property, plant and equipment that needs a period of more than one year before it is ready for use, exploitation or sale, the Group includes the financial expenses related to specific or generic financing, directly attributable to acquisition, construction or production. In 2021 no financial expenses have been capitalized in property, plant and equipment.

The initial estimate of the actual value of the obligations assumed derived from decommissioning or retirement and other associated obligations is also included in the value of property, plant and equipment. Other obligations associated with the asset include the costs of restoration when these give rise to recording of provisions.

The Group does not have any commitments for decommissioning, retirement or restoration of its fixed assets. Therefore, under assets, no values have been booked for hedging such obligations in the future.

The Parent Company’s Board of Directors considers that the accounting value of the assets does not exceed their recoverable value.

An impairment loss in the value of an item of property, plant and equipment arises when its net book value exceeds its recoverable amount, this being understood as the higher amount between its fair value minus costs to sell and its value in use.

Expenditure during the year due to repairs and maintenance carried out by the Group will be charged to the corresponding expenditure accounts. Expansion or improvement costs that give rise to an increase in production capacity or extension of the useful life of goods are incorporated into the asset as the higher value of that asset.

The property, plant and equipment accounts in progress are debited by the amount of those expenses, with a credit to the income item that includes the works carried out by the Group for itself.

Amortization of property, plant and equipment commences from the moment the assets are available for commissioning, on a straight-line basis during their estimated useful life, with an estimated residual value of zero. The periods of estimated useful life translate into the following annual depreciation ratios:

Construction	4-5%
Other installations	15%
Machinery	15%
Tools	25%
Transport items	20%
Furniture	15%
Information processing equipment	25%

3.7.	LEASES

Whether to classify a lease as operating or financial depends on the circumstances of each of the contracting parties, since they can be classified differently as lessor or lessee.

The Group classifies as a financing lease, any lease provided that its conditions infer that the risks and benefits inherent in the ownership of the asset that is the object of the contract have been substantially transferred to the lessee. The assumptions for transferring risks and benefits established in the PGC (General Accounting Plan) are assumed by the companies.

Other leases are classified as operating leases. In these ownerships of the leased good and, substantially all the risks and benefits that are devolved to the good, remains with the lessor.

When the Group acts as lessor, the leasing expenses are charged on a straight-line basis to the income statement according to the agreements and life of the contract.

3.8.	FINANCIAL INSTRUMENTS

3.8.1. RECOGNITION AND CLASSIFICATION OF FINANCIAL INSTRUMENTS

Since 1 January 2021 the Group has applied the new recognition and measurement standard 9 Financial instruments in accordance with Royal Decree 1/2021 amending the Spanish General Chart of Accounts.

No significant differences in the valuation of financial instruments existing in the Group at 1 January 2021 have been identified as a result of applying the new recognition and measurement standard

9. Consequently, the Group has applied the new recognition and measurement standard retroactively. This note on valuation only includes the Group’s policies in relation to the new standard.

The Company classifies financial instruments on initial recognition as a financial asset, a financial liability or an equity instrument in accordance with the economic substance of the contractual arrangement and the definitions of a financial asset, a financial liability and an equity instrument.

The Company recognises a financial instrument when it becomes party to the contract or legal transaction, in accordance with the terms set out therein, either as the issuer or holder or acquirer thereof.

For measurement purposes, the Company classifies financial instruments into the following categories: financial assets and financial liabilities at fair value through profit or loss, showing separately those designated as such upon initial recognition from those that are held for trading and those mandatorily measured at fair value through profit or loss; financial assets and financial liabilities measured at amortised cost; financial assets measured at fair value through equity, showing separately equity instruments designated as such from other financial assets; and financial assets measured at cost. The Company classifies financial assets at amortised cost and at fair value through equity, except for equity instruments designated as such, according to the business model and the contractual cash flow characteristics. The Company classifies financial liabilities as measured at amortised cost, except those designated as at fair value through profit or loss and those held for trading.

The Company classifies a financial asset or liability as held for trading when:

•	It is originated, acquired or issued or assumed principally for the purpose of selling or repurchasing it in the near term;

•	On initial recognition it is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of recent actions in pursuit of short-term profit-taking;

•	It is a derivative financial instrument, provided that it is not a financial guarantee contract or it has not been designated as a hedging instrument or

•	It is an obligation that the Company has in a short position to deliver financial assets that it has been loaned.

The Company classifies a financial asset at amortised cost, even if it is admitted to trading, if it is held within a business model whose objective is to hold the investment in order to collect contractual cash flows and the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding (SPPI).

The Company classifies a financial asset at fair value through equity if it is held within a business model whose objective involves collecting contractual cash flows and selling financial assets, and the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest (SPPI).

The business model is determined by key personnel of the Company and at a level that reflects how groups of financial assets are managed together to achieve a particular business objective. The Company’s business model represents the manner in which it manages its financial assets to generate cash flows.

The Company classifies other financial liabilities as financial liabilities at amortised cost, except for financial guarantee contracts, commitments to provide a loan at a below-market interest rate or financial liabilities that arise when a transfer of a financial asset does not qualify for derecognition or when the continuing involvement approach applies.

3.8.2. OFFSET PRINCIPLES

A financial asset and a financial liability are offset only when the Company currently has the legally enforceable right to offset the recognised amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

3.8.3. FINANCIAL ASSETS AND FINANCIAL LIABILITIES AT FAIR VALUE THROUGH PROFIT OR LOSS

The Company recognises financial assets and financial liabilities at fair value through profit or loss initially at fair value. Transaction costs directly attributable to the acquisition or issue are recognised as an expense when incurred.

3.8.4. FINANCIAL ASSETS AND FINANCIAL LIABILITIES AT AMORTISED COST

Financial assets and financial liabilities at amortised cost are initially recognised at fair value, plus or minus transaction costs, and are subsequently measured at amortised cost using the effective interest method. The effective interest rate is the discount rate that equates the carrying amount of a financial instrument to the estimated cash flows expected over the life of the instrument based on the contractual terms and for the financial assets, excluding future losses due to credit risk.

3.8.5. INTEREST AND DIVIDENDS

The Company recognises interest and dividends accrued on financial assets after acquisition as income in the income statement.

3.8.6. IMPAIRMENT OF FINANCIAL ASSETS

A financial asset or a group of financial assets is impaired and impairment losses are incurred if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset and the event or events have an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated

•	Impairment of financial assets carried at amortised cost

The amount of the impairment loss of financial assets carried at amortised cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. For floating-rate financial assets, the effective interest rate corresponding to the measurement date under the contractual conditions is used. Nevertheless, the Company uses their market value, provided this is sufficiently reliable to be considered representative of the recoverable amount

3.8.7. DERECOGNITION OF FINANCIAL ASSETS AND LIABILITIES

Financial assets are derecognized when the rights to receive related cash flows have expired o have been transferred and the Group has substantially transferred the risks and benefits derived from their ownership.

Financial liabilities are derecognized when the obligations that generated them have ended.

3.8.8. REVERSE FACTORING

The Group has contracted reverse factoring facilities with various financial institutions to manage payments to suppliers. Trade payables settled under the management of financial institutions are recognised under trade and other payables in the consolidated balance sheet until they are settled, repaid or have expired.

Payables to financial entities as a result of the transfer of trade liabilities are recognised as trade payables advanced by banks under trade and other payables in the consolidated balance sheet.

When the Group requests a deferral of the initial payment term of trade payables, these debts are derecognised within the original maturity period and a financial liability is recognised under loans and borrowings in the consolidated balance sheet.

The Group presents the net amount of collections and payments relating to reverse factoring in the statement of cash flows, as these collections and payments have a high turnover, as established in the applicable standards

3.9.	INVENTORY

Goods included in Inventory are measured at their production cost, which is determined by adding the costs directly attributable to the product to the purchase price of raw materials and other consumables. To this is also added the part that reasonably corresponds to the indirectly attributable costs of the products, to the extent that such costs correspond to the period of manufacturing, processing or construction, which may have been incurred in placing them for sale and are based on the level of utilization of the normal working capacity of the means of production.

Indirect taxes on inventory are only incorporated into the acquisition price or production cost when they are not directly recoverable from the tax authorities.

Advances to suppliers on account for future inventory supplies are measured at cost.

The measurement of obsolete, defective or slow-moving products is reduced to their potential realization value.

3.10.	TRANSACTIONS IN FOREIGN CURRENCY

Transactions carried out in foreign currency are recorded at the exchange rates current at the time of the transaction. During the year, the differences between the booked exchange rate and the one that is current at the time of receiving or paying are recorded as financial results in the income statement. The Parent Company has not changed the functional currency during the year, which is the euro.

Likewise, on 31 December of each year the conversion of balances receivable or payable originating in a foreign currency is made with the closing exchange rate. The resulting differences in measurement are recorded as financial results in the income statement.

3.11.	INCOME TAX

The current tax expense is determined by adding the current tax expense and the deferred tax. The current tax expense is determined by applying the current tax rate to the financial profit for the year and reducing the result thus obtained by the amount of allowances and general deductions applied during the year.

Deferred tax assets and liabilities come from temporary differences defined as the amounts expected to be payable or recoverable in the future and that derive from the difference between the book value of assets and liabilities and their tax base. Those amounts are recorded by applying the tax rate at which they are expected to be recovered or settled to the temporary difference.

Deferred tax assets also arise as a result of negative tax bases pending compensation and from the credits for tax deductions generated and not applied.

The corresponding deferred tax liability is recognized for all the temporary tax differences, unless the temporary difference is derived from the initial recognition of goodwill or initial recognition (except in a business combination) of other assets and liabilities in a transaction that, at the time it is carried out, affects neither the tax nor accounting result.

On the other hand, deferred tax assets, identified with deductible temporary differences, are only recognized in the event that it is probable that the Group will have sufficient future financial earnings against which they can be made effective and do not come from initial recognition (except in a business combination) of other assets and liabilities in a transaction that affects neither the financial nor the accounting result. The remaining deferred tax assets (tax loss carryforwards and deductions pending compensation) are only recognized in the event that it is probable that the Group will have sufficient future financial earnings against which they can be made effective.

At each accounting close, recorded deferred taxes are reviewed (both assets and liabilities) with the aim of checking that they are still recoverable, making appropriate adjustments to them, in accordance with the results of the analyses carried out.

The deferred tax expense or income corresponds to the recognition and cancellation of deferred tax liabilities and assets, as well as, where appropriate, by recognizing and allocating to the income statement, the income directly attributable to net equity that may result from accounting for those deductions and other financial benefits that have the economic nature of grants.

3.12.	INCOME AND EXPENSES

Income and expenses are allocated in accordance with the accrual criterion, regardless of the time when the monetary or financial flow derived from them occurs.

Since 1 January 2021 the Group has applied the new recognition and measurement standard 14 Revenue from sales and services in accordance with Royal Decree 1/2021 amending the Spanish General Chart of Accounts.

The effect of applying the new recognition and measurement standard 14 to 2020 revenues and its related trade receivables is not significant.

(i) Sale of goods

The Company manufactures and sells parts and components that are installable in solar panel tracking systems in energy parks. The installable parts and components are designed and manufactured exclusively for the customers; the level of customisation is not significant and they have alternative uses for the Company. Consequently, the revenue is recognised when control of these parts and components is transferred and not over time.

The Company sells the parts on F.O.B or delivery to the customer’s warehouse terms, therefore the revenue is recognised when the customer receives the products at the agreed point. The Company records these sales at the nominal amount, without considering the financial effect thereof, because this effect is not significant.

The Company grants customers a standard product warranty that is recognised in accordance with the indications of the accounting policy for provisions.

(ii) Rendering of services

The Company performs the service of installing the parts and components that it sells to some of its customers. Installation is not complex or specialised and a high level of integration is not required, therefore the goods and installation are considered separate obligations.

Revenues from this service are recognised over time because the Company’s performance creates an asset controlled by the customers and it has no alternative use for the Company, which has an enforceable right to payment for performance completed up to the reporting date.

Each month the Company invoices the actual stage of completion of the project, measured in units installed in each period, so that at the end of each period the revenue is recognised for the service effectually carried at any time.

3.13.	PROVISIONS AND CONTINGENCIES

The Consolidated Financial Statements include all provisions with respect to which it is estimated that the probability that the obligation will have to be met is greater than the converse situation. Contingent liabilities are not recognized in the consolidated Balance sheet, but information on them is given in the notes, to the extent that they are not considered remote.

Where appropriate, provisions are valued at the actual value of the best possible estimate of the amount necessary to cancel or transfer the obligation, taking into account the information available about the event and its consequences, and recording adjustments that arise from updating of those provisions as a financial expense as it accrues.

3.14.	ENVIRONMENTAL INFORMATION

The costs incurred, where appropriate, from systems, equipment and installations whose purpose is to minimize the environmental impact whilst carrying out the activity, and/or the protection and improvement of the environment are recorded as investments in property, plant and equipment.

The remaining expenses related to the environment, other than the above, are expensed as incurred. The calculation of potential environmental provisions that may arise, is made according to the best estimate of the provision at the time they are known, and under the assumption that insurance policies will not cover any damage caused.

3.15.	CRITERIA USED FOR RECORDING AND VALUING EMPLOYEE EXPENSES

Employee expenses include all salaries and mandatory or voluntary social obligations accrued at all times, recognizing obligations for extra payments, holidays or variable salaries and their associated expenses.

Except for justifiable cause, companies are obliged to compensate their employees when their services cease.

In the absence of any foreseeable need for irregular termination of employment and given that those employees who retire or voluntarily end their services, do not receive severance payments, severance payments, when they arise, are booked to expenses at the time the decision is taken to terminate the employment.

3.16.	GRANTS, DONATIONS AND BEQUESTS RECEIVED

Non-refundable capital grants are valued at the amount granted, initially being recognized as income directly attributable to net equity and attributable to the results during the period in the proportion of depreciation experienced by the assets financed by those grants, unless it is a question of non-depreciable assets, in which case they will be attributed to the income for the year in which they are sold or derecognized from the inventory.

While they have the features of repayable grants, they are booked as debts that can be converted into grants.

When grants are granted to finance specific expenses, they are booked as income in the year in which the expenses they are financing occur.

3.17.	CRITERIA USED IN TRANSACTIONS BETWEEN RELATED PARTIES

If they exist, transactions between companies in the same Group, regardless of the degree of connection, are accounted for in line with the general rules. The items that are the subject of the transactions carried out will be booked at their fair value initially. Subsequent measurement is made in accordance with the specific rules that may apply.

3.18.	CLASSIFICATION BETWEEN CURRENT AND NON-CURRENT BALANCES

In the attached consolidated balance sheet, balances with a maturity of less than one year from the date of the balance sheet are classed as current, those with a maturity of more than a year are considered non-current.

4.	INTANGIBLE ASSETS

The detail of the items under this heading and transactions throughout the 2021 year is the following:

2021 YEAR

	Initial balance	Additions	Disposals	Transfers	Final Balance
COST
IT applications	368,388	79,792	-15,926	102,300	534,554
Other Intangible assets	530,273	0	-503,829	0	26,444
Consolidated Goodwill	185,807	0	0	0	185,807

TOTAL COST	1,084,468	79,792	-519,755	102,300	746,805

AMORTIZATIONS
IT applications	-181,632	-84,936	15,926	0	-250,642
Other Intangible assets	-92,770	-353	88,882	0	-4,241
Consolidated Goodwill	-18,581	-18,580	0	0	-37,161

TOTAL AMORTIZATIONS	-292,983	-103,869	104,808	0	-292,044

Advances paid to suppliers	62,128	66,302	0	-102,300	26,130

NET TOTAL	853,613	42,225	-414,947	0	480,891

The cost of intangible assets totally amortized is 96,713 euros at the end of the 2021 year.

The Group has not made any impairment adjustments to intangible assets.

4.1.	CONSOLIDATED GOODWILL

The balance included under this heading corresponds to net goodwill arising from the acquisition of KTRSolar Tech S.L. carried out on 31 January 2020.

Transactions under this heading of the consolidated balance sheet in the 2021 year, were as follows:

2021 YEAR

	Initial balance	Additions	Amortization	Final Balance
KTR Solar Tech, S.L.	167,226	0	-18,581	148,645

TOTAL	167,226	0	-18,581	148,645

5.	PROPERTY, PLANT AND EQUIPMENT

Transactions made under this heading of the consolidated balance sheet in the years 2021, as well as the most significant information that affects this heading, were the following:

2021 YEAR

	Initial balance	Additions	Disposals	Transfers	Final Balance
COST
Land and Constructions	1,590,448	0	-252,768	0	1,337,680
Technical Installations and Machinery	950,216	754,348	-58,742	19,734	1,665,556
Other Installations, Tools and Furniture	1,982,031	258,990	-25,268	0	2,215,753
Other assets	845,841	186,917	-134,907	0	897,851

TOTAL COST	5,368,536	1,200,255	-471,685	19,734	6,116,840

DEPRECIATION
Constructions	-607,812	-57,502	97,228	0	-568,086
Technical Installations and Machinery	-255,403	-157,591	971	0	-412,023
Other Installations, Tools and Furniture	-1,799,325	-52,795	25,268	0	-1,826,852
Other assets	-466,999	-125,868	112,932	0	-479,935

TOTAL DEPRECIATION	-3,129,539	-393,756	236,399	0	-3,286,896

under construction and advances	14,821	60,444	0	-19,734	55,531

NET TOTAL	2,253,818	866,943	-235,286	0	2,885,475

The principal additions for 2021 correspond to the elements acquired to cover the needs associated with the Group’s growth.

There has been no circumstance that has meant a significant impact affecting the current year or future years and that may affect cost estimates for decommissioning, retirement or restoration, useful life and depreciation methods.

The grants received for financing various investment projects relating to property, plant and equipment, are explained in Note 20.

The cost of property, plant and equipment completely depreciated in the 2021 year is detailed as follows:

Item	2021
Machinery	59,408
Tools	42,396
Other installations	1,595,246
Furniture	62,330
Information processing equipment	87,828
Transport items	179,793

TOTALS	2,027,001

Group policy is to take out insurance policies to cover potential risks that the different elements of property, plant and equipment are subject to. The Parent’s Company Board of Directors reviews on an annual basis, or when an event makes it necessary, the coverage and risks covered. Amounts that must be reasonably covered for the following year are also agreed.

The Group has not made any impairment adjustments to property, plant and equipment.

The details of property, plant and equipment items located abroad at 31 December is as follows:

Balance at 31/12/2021
COST
Technical Installations and Machinery	1,022,481
Other Installations, Tools and Furniture	387,004
Other assets	365,717

TOTAL COST	1,775,202

DEPRECIATION
Technical Installations and Machinery	-149,445
Other Installations, Tools and Furniture	-49,045
Other assets	-92,126

TOTAL AMORTIZATIONS	-290,616

NET TOTAL	1,484,586

6.	LEASES AND OTHER OPERATIONS OF A SIMILAR NATURE

6.1.	OPERATING LEASES

The Group has been granted the use of various assets under operating leases, the most significant information is the following:

2021 year
Lease payments recognized as expenses for the period	385,012

The minimum payments amount for operating leases mainly relates to the leasing of both offices and industrial premises where the Group companies carry out their daily activity and the leasing of furniture, equipment and vehicles to cover the needs of different projects. The Group also makes payments to lease apartments in other countries such as Mexico, India, South Africa and China, due to the different projects carried out by the Group in those countries.

Details of the minimum payments for leasing, broken down by time period are as follows:

2021
Up to a year	452,380
Between one and five years	731,017
More than five years	0

TOTAL	1,183,397

7.	FINANCIAL ASSETS

7.1.	CATEGORIES OF FINANCIAL ASSETS

Information of long-term financial investments as shown in the consolidated balance sheet is not itemized as it is not material, as it relates mainly to security deposits and amounts to 29,479 euros for 2021.

Information of short-term financial assets on the consolidated balance sheet, classified by category, is shown below:

YEAR 2021

	CLASSES
CATEGORY	Security deposits	Term deposits	Short-term credits, derivatives and others	TOTAL
Financial assets at amortised cost	107,305	0	95,071,074	95,178,379
- Other financial assets	107,305	0	95,071,074	95,178,379
Cash and cash equivalents	0	25,192,953	6,728,419	31,921,372

TOTAL	107,305	25,192,953	101,799,493	127,099,751

The breakdown of the section “Other financial assets” is as follows:

Item	2021
Trade receivables for sales and services	95,062,741
Other debtors	8,333

TOTAL	95,071,074

7.2.	RECLASSIFICATIONS

There were no reclassifications among the different categories of financial assets.

7.3.	CLASSIFICATION BY MATURITIES

Classification by maturity of the Group’s financial assets of the amounts that mature in each of the years following the end of the year until their final maturity are shown in the following table:

2021 YEAR

Maturity in years
	2022	2023	2024	2025	2026 and beyond	TOTAL
Financial investments
Others	107,305	808	0	0	28,671	136,784
Commercial debtors and other accounts receivable
Net Trade receivables for sales and services	95,062,741	0	0	0	0	95,062,741
Other debtors	8,333	0	0	0	0	8,333
Cash and cash equivalents
Treasury	31,921,372	0	0	0	0	31,921,372

TOTAL	127,099,751	808	0	0	28,671	127,129,230

7.4.	ASSETS ASSIGNED AND ACCEPTED AS COLLATERAL

In 2021 the Group does not have, nor has had financial assets delivered as collateral.

In 2021 the Group does not have third-party assets as collateral although it does have bank guarantees in its favour from suppliers in the amount of 1.289.539,59 euros that expire in the years 2022, 2023, 2024 and 2025.

7.5.	IMPAIRMENT OF VALUE ARISING FROM CREDIT RISK

The following is the analysis of transactions of corrective accounts by asset class, representing impairment losses caused by credit risk in the years 2021:

Asset class	Credits, derivatives and others (1)
Short-term
Impairment loss at the end of the 2020 year	687
(+) Measurement adjustment for impairment	0
(-) Impairment reversal	-687
(-) Disposals and reductions	0
Impairment loss at the end of the 2021 year	0

(1)	Includes impairment adjustments arising from credit risk in “Commercial debtors and other receivables”

During the 2021 year the Group has considered the impairment registered in 2019 as definitive. Consequently, impairment has been applied to the corresponding account balance.

7.6.	NON-PAYMENT OR NON-COMPLIANCE WITH CONTRACTUAL CONDITIONS

During the year there was no contractual non-compliance which would have granted the lender the right to claim early repayment of its loans.

8.	FINANCIAL LIABILITIES

8.1.	CATEGORIES OF FINANCIAL LIABILITIES

Long-term financial liabilities on the consolidated balance sheet, classified by category, are shown below:

YEAR 2021

	CLASSES
	Debts with financial institutions	Long-term derivatives and others	TOTAL
Financial liabilities at amortised cost	10,000,000	108,995	10,108,995

TOTAL	10,000,000	108,995	10,108,995

Under the heading “Debts with financial institutions” it is included the long term loans obtained during 2021 (see 8.3).

Included under the heading “Long-term derivatives and others” and amounting 108,995 euros is an advance payment received by the Parent Company during the 2019 year relating to a loan granted by the Centre for Industrial Technology Development, the payment of which was earmarked for the year 2020, but which has been delayed until 2022, once the applicable documentation had been provided. Total loan granted amounts to euros 332 thousand. This loan includes a non-repayable allowance (euros 33 thousand), and its maturity extends to 2027.

Information on the short-term financial liabilities on the consolidated balance sheet, classified by category, is shown below:

YEAR 2021

	CLASSES
	Debts with financial institutions	Short-term derivatives and others	TOTAL
Debts and payables	30,792,418	82,103,763	112,896,181

TOTAL	30,792,418	82,103,763	112,896,181

The breakdown of the “Short-term derivatives and others” section is as follows:

Item	2021
Suppliers	60,968,236
Creditors	2,330,209
Staff	1,083,913
Customer advances	17,721,405

TOTAL	82,103,763

8.2.	CLASSIFICATION BY MATURITIES

Classification by maturity of the Group’s financial liabilities of the amounts that mature in each of the years following the end of the year until their final maturity are shown in the following table:

2021 YEAR

Maturity in years
Debts	2022	2023	2024	2025	2026 and beyond	TOTAL
Debts with financial institutions	30,792,418	5,000,000	5,000,000	0	0	40,792,418
Other financial liabilities	0	9,506	19,012	19,012	61,465	108,995
Commercial creditors and other accounts receivable
Suppliers	60,968,236	0	0	0	0	60,968,236
Creditors	2,330,209	0	0	0	0	2,330,209
Staff	1,083,913	0	0	0	0	1,083,913
Customer advances	17,721,405	0	0	0	0	17,721,405

TOTAL	112,896,181	5,009,506	5,019,012	19,012	61,465	123,005,176

8.3.	OTHER INFORMATION

Other significant facts that affect financial liabilities are the following:

•

Insurance: the Group has contracted, and paid for the premiums at maturity, current civil liability insurance that reasonably covers the risks inherent in its activity, as well as at least a significant part of the net book value or, where appropriate, inventory and non-current assets.

•	At the date of preparing these Consolidated Financial Statements no significant disputes that could affect them are known. The credit policy and lines of credit limits are as follows:

Financial entities 2021	Limit granted	Arranged	Available
Total of lines of credit and guarantees	98,839,745	58,942,886	39,896,859
Total lines of confirming	23,900,000	6,986,551	16,913,449
Total multiproduct lines	35,539,008	22,792,329	12,746,679

TOTAL RISK LINES	158,278,753	88,721,766	69,556,987

During the 2021 year the Parent Company received seven loans from financial institutions for a total amount of 15,000,000 euros and 6,500,000 USD (5,732,428 euros). All these loans in euros were agreed with a maturity of three years with annual amortization. The ones in USD were agreed with a maturity of one year, so they all expire during the 2022 year.

During the year there has been a repayment of the principal of loans granted in previous years for the amount of 13,831,992 euros.

9.	INFORMATION ON THE NATURE AND LEVEL OF RISK FROM FINANCIAL INSTRUMENTS

9.1.	QUALITATIVE INFORMATION

a	MARKET RISK

During 2021 the Group has been operating in the international environment (EU, Chile, Israel, South Africa, Brazil, Mexico, the United States, Japan, Senegal and Egypt) and as such is exposed to exchange rate risk for currency transactions. To minimize this risk, the Group enters into exchange rate insurance contracts to hedge exchange rates when it is considered that these will perform unfavourably.

b	CREDIT RISK

The Group has significant concentrations of credit risk, however, it has policies and procedures to ensure that the products are sold to customers with a satisfactory credit history. In addition it manages the limits on individualized outstanding amounts for each debtor, on the basis of prior knowledge of each one and/or financial reports from third parties, supported by an integrated information management system. The Group also enters into credit insurance contracts to cover risks that may arise.

c	LIQUIDITY RISK

The Group carries out prudent liquidity risk management, based on maintaining adequate cash, and especially on the availability of financing through a sufficient amount of dedicated credit facilities and sufficient capacity to settle market positions. The Group’s objective is to maintain flexibility in financing through the availability of lines of credit if they are needed.

9.2.	QUANTITATIVE INFORMATION

Given the characteristics and specifications of the Group’s product and sector, the future quantification of credit risk will depend on potential failed customer transactions and the percentage that may not be insured. The Group expects that in the conditions described the credit risk is less than 1% of ordinary sales to customers who are not group companies or associates.

Commercial credit risk is not associated with any other financial instrument that shares the same characteristics.

10.	EQUITY

10.1.	SHARE CAPITAL

At the end of the 2021 year, the Parent Company’s share capital is made up of 2,750 company shares of 100 euros each in nominal value, fully subscribed and paid up.

All the shares that make up the share capital have the same rights, there being no statutory restrictions to their transferability, nor are they admitted to trading.

The Group’s shareholders at 31 December 2021, were as follows:

	Number of shares	% participation
Amixa Capital, S.L.	1,609	58.51%
Aurica Trackers, S.L.	1,141	41.49%

10.2.	RESERVES

Reserves at the end of the 2021 year are as follows:

Name	2021
Legal reserve	55,000
Voluntary reserves	12,864,789
Amortized capital reserves	225,000
Reserves in consolidated companies	14,176,251
Other Partner Contributions	1,616,496

TOTAL RESERVES	28,937,536

10.2.1. LEGAL RESERVE

The Legal Reserve, which amounted to the 55,000 euros at the end of 2021 has been allocated in compliance with article 274 of the Consolidated Text of the Commercial Companies Law which establishes that, in any event, a figure equal to 10% of the annual profits should be allocated for this until it reaches at least 20% of the share capital. This reserve, while it does not exceed the indicated limit, may only be allocated to compensate for losses in the event that there are no other reserves available for this purpose.

At the end of the 2021 year the Legal Reserve is fully allocated.

10.2.2. VOLUNTARY RESERVES

Voluntary reserves are freely available and may be distributed if the value of net equity is not or does not become less than the share capital as a result of the distribution. If there are losses from previous years that made the Group’s net equity lower than its share capital, these losses must be offset prior to its distribution.

The Voluntary Reserve is freely available and as of 31 December 2021 amounts to 12,864,789, euros.

10.2.3. AMORTIZED CAPITAL RESERVES

In January 2018, the General Shareholders’ Meeting of the Parent Company agreed to allocate an unavailable reserve of 225,000 euros in compliance with the provisions of article 332 of the Capital Companies Act for the cases of acquisition of treasury shares.

10.2.4. RESERVES IN CONSOLIDATED COMPANIES

This relates to the variation in Reserves of Consolidated Companies fully consolidated from the date of their incorporation into the Group, in accordance with the distribution shown below:

Entity	2021
STI SOLAR, SpA.	241,909
STINORLAND ISRAEL, LTD.	-40,702
STINORLAND USA, INC.	575,364
STINORLAND SOUTH AFRICA (PTY), LTD.	315,541
STINORLAND BRASIL, LTDA.	11,871,185
STINORLAND MEXICO, S.A. DE C.V.	537,941
STINORLAND INDIA PVT LTD	-66,091
KTRSOLAR TECH, S.L.	741,104

TOTAL RESERVES IN CONSOLIDATED COMPANIES	14,176,251

10.3.	INTERIM DIVIDEND

In its meeting of 23 December 2020, the Parent Company’s Board of Directors approved the payment of an interim dividend for a total amount of 8,000,000 euros charged to the profit for the year 2020.

This amount to be distributed did not exceed the results obtained since the last year by the Parent Company, deducting the estimate for Corporation Tax to be paid on those results, in accordance with the provisions of article 277 of the Consolidated Text of the Capital Companies Law.

The forecast accounting statement prepared in accordance with the legal requirements that reveals the existence of sufficient liquidity for the distribution of the above-mentioned dividend is shown below:

Thousands of euros
Forecast of distributable profits for 2020:
Projected results net of tax up to 31/12/2020	18,500
Estimate of distributable profits for 2020:	18,500
Interim dividend distributed:	(8,000)
Treasury forecast for the period between 23/12/2020 and 23/12/2021:
Treasury balances at 23 December 2020	21,886
Projected receivables	82,500
Projected payments, including the dividend on account	(87,500)
Projected treasury balances at 23 December 2021	16,886

10.4.	DISTRIBUTION OF THE RESULT OF THE PARENT COMPANY

The Company’s Board of Directors will propose the approval of distribution of the 2021 results to the General Shareholders’ Meeting in the following way:

2021 YEAR
Basis of distribution	Amount
Income statement balance	4,088,400

Total

Distribution	Amount
To Voluntary Reserves	4,088,400

Total

10.5.	NON-CONTROLLING INTEREST

A detailed of the non-controlling interest and its movement is as follows:

Company	December 2020	Results	Additions	Dividends	Conversion Differences	December 2021
Brasil	2,626,506	4,857,793	0	0	354,771	7,839,070
México	4,881	-185	0	0	-137	4,559
KTRSolar Tech	318,288	318,760	0	0	0	637,048

	2.949.675	5,176,368	0	0	354,634	8,480,677

11.	ADJUSTMENTS FOR CHANGE IN VALUE

The breakdown under the heading “Adjustment for change in value” of net equity at the close of the 2021 year is -2,119,973 euros and is derived from the Parent Company’s part of the subsidiaries’ adaptation of their financial statements to euros, the functional currency of the Parent Company.

12.	INVENTORY AND ADVANCES TO SUPPLIERS

At 31 December 2021 inventory is made up of the following:

Description	2021
Work in progress	42,743,086
Advances to suppliers	11,668,859

TOTAL	54,411,945

The Group has taken out insurance policies that reasonably guarantee that the net book value of the inventory can be recovered.

Measurement adjustments to value impairment have not been recorded during either the 2021 year.

During the 2021 year the Group has not operated with emission allowances.

13.	FOREIGN CURRENCY

The overall amount in euros of the assets and liabilities denominated in foreign currency, including a breakdown of the most significant assets and liabilities classified by currency, is set out in the tables below:

	2021
Assets and liabilities denominated in foreign currency	In euros
	USD	BRL	MXN	ZAR	Other currencies
A) NON-CURRENT ASSETS	0	28,431	0	0	0
5. Long-term financial investments	0	28,431	0	0	0
B) CURRENT ASSETS	13,681,340	74,591,592	1,155,090	7,625,686	95,212
3. Commercial debtors and other accounts receivable	11,278,309	49,182,646	1,114,678	7,557,206	15,099
5. Short-term financial investments	0	1,664	0	2,820	3,109
7. Cash and cash equivalents	2,403,031	25,407,282	40,412	65,660	77,004
C) CURRENT LIABILITIES	8,322,746	39,320,927	0	3,278,097	14,244
5. Commercial creditors and other accounts payable	8,322,746	39,320,927	0	3,278,097	14,244

Due to them having little relevance, the following are included in “Other currencies”: ILS (Israeli shekel), CLP (Chilean peso), CNY (Chinese yuan), INR (Indian rupee), AUD (Australian dollar) and JPY (Japanese yen).

The amounts corresponding to the most significant sales, purchases and services received and provided in foreign currency are the following:

	2021 year
Transactions in foreign currency (in euros)		Classification by currency
	Total	USD	BRL	Other currencies
Sales and other income	180,346,417	38,582,294	133,243,461	8,520,662
Purchases and other expenses	142,402,261	34,026,139	103,679,801	4,696,321

The amount of the differences in exchange recognized in the result by classes of financial instruments is shown in the following table:

	2021 year
Item	Settled	Pending
CURRENT ASSETS
3. Trade Receivables for sales and services	897,581	284,423
5. Other financial assets	17,456	0
7. Cash and cash equivalents	-451,880	144,021
CURRENT LIABILITIES
3. Short-term debt	8,013	-35,089
5. Commercial creditors and other accounts payable	-422,567	12,122
TOTAL	48,603	405,477

	454,080

The amount of the differences in conversion into net equity of the Parent Company recognized in the result is shown in the following table:

2021
BALANCE AT THE BEGINNING OF THE YEAR	-3,836,335

Variation due to applying the exchange rate	390,963
Variation due to intra-group dividends distributed in 2020	1,325,399

BALANCE AT THE END OF THE YEAR	-2,119,973

14.	TAX SITUATION

14.1.	INCOME TAX

The Group companies do not benefit from the consolidated tax regime.

Reconciliation of the result with the taxable base of Corporation Tax in the 2021 year is the following:

	2021
	Income statement	Income and expenses attributable to net equity
Balance of annual income and expenses	28,772,636	384,367
Income Tax	9,412,076	-2,565
Permanent differences
of individual companies	177,689
of consolidation adjustments	161,500	-390,963
Temporary differences
of individual companies
• Increases	1,676,405	-23,751
• Reductions	-981,494	32.912
of consolidation adjustments
• Increases		0
• Reductions	-59,595	0
Taxable base (tax result)	39,159,217	0

The breakdown of expense/(income) by income tax is the following:

YEAR 2021

		2 Variation of deferred tax
	1 Current tax	a) of assets			b) of liabilities	3 TOTAL (1+2)
		Temporary Differences	Tax credit for industrial profit (-)	Other credits	Temporary Differences
Tax on profit and loss, of which:	9,219,363	-64,423			257,136	9,412,076
- To continuing operations	9,219,363	-64,423			257,136	9,412,076
- To discontinued operations
Tax on net equity, of which:					-2,565	-2,565

For grants, donations and bequests received					-2,565	-2,565

The relationship between the tax expense and accounting profit for the year is as follows:

2021
Results before tax	38,184,712
Tax at applicable rates	12,562,760
Permanent differences	114,380
Tax Benefits	-4,307,870
DTA not recognized	845,000
Other	197,742

Total Tax expense	9,412,012

The expense of Corporation Tax in the consolidated income statement is broken down into:

2021
Current tax expense	9,219,363
Deferred tax expense	192,713

Total	9,412,076

The deferred tax expense has been generated by the temporary differences caused by the difference in accounting-tax criteria. In 2021, it mainly comes from the South African subsidiary.

The balances of deferred tax assets and liabilities are detailed in Note 14.3.

The Group submits Corporation Tax statements in the different jurisdictions where it operates. Here, Brazil is the most significant jurisdiction outside Spain. During the 2021 year, in its Brazilian subsidiary, the Group submitted a corporation tax expense of 7,209,997 euros and has an account payable for current tax at 31 December 2021 of 4,144,274 euros.

14.2.	BALANCES WITH TAX AUTHORITIES

The detail of the balances with tax authorities on the consolidated balance sheet at 31 December 2021 and 2020, in euros, is as follows:

	2021
Item	Debtor	Creditor
VAT	6,111,174	20,380
Withholding tax	0	144,915
Other items	339,092	359,303
Social Security Organizations	363	334,659
Corporate tax	1,113,708	5,372,841

TOTAL	7,564,337	6,232,098

14.3.	DEFERRED TAX ASSETS AND LIABILITIES

Deferred tax assets and liabilities at the end of the 2021 year are as follows:

	2021 year
Item	Debtor	Creditor
Temporary difference – Tax effect of intra-group inventories at year end	0	0
Temporary difference – R&D+i projects financed	100,004	0
Temporary difference – Accelerated amortization/depreciation	0	10,856
Temporary difference – Grants	0	0
Temporary difference – CDTI (Centre for Industrial Technology Development) loan	0	2,061
Temporary difference – Prepayments	0	68,282
Temporary difference – Income received in advance	71,396	0
Temporary difference – Work in progress	0	136,886
Temporary difference – Debtors retention	0	56,814

TOTAL	171,400	274,899

In the 2021 year the Group recorded deferred tax assets related to deductions for R&D+i projects financed pending application, as well as the effect of the sale of merchandise between Group companies.

Similarly, in the same years the Group recorded a deferred tax liability corresponding to the temporary differences originating from the difference in accounting-tax criteria in recording amortizations, work in progress, prepayments, debtors retentions, grants pending to be allocated to income (Note 20) and the loan received from the CDTI.

14.4.	OTHER INFORMATION

According to current legal provisions, settling tax bills cannot be considered final until they have been inspected by the tax authorities or the 4-year statute of limitations has passed. At year end, Group companies keep all years within the statute of limitations period of the last four years open for inspection (or, if applicable, all years since their incorporation). The Parent Company’s Board of Directors considers that any additional tax liability that could arise as a consequence of an inspection would not have a significant effect on the Consolidated Financial Statements.

15.	INCOME AND EXPENSES

The breakdown of the consolidated income statement attached is as follows:

Breakdown of the income statement	2021 year
1 Net turnover	224,461,953
2 Changes in inventories of finished goods and work in progress	29,104,396
3 Supplies	-190,834,077
a) Purchases, net of refunds and any discount of which:	-172,440,855
- national	-30,785,674
- intra-community (within European Union) acquisitions	-1,408,253
- imports	-140,246,928
b) Work carried out by other companies	-18,393,222
4 Other operating income	57,726
5 Staff expenses:	-12,484,287
a) Wages, salaries and related items	-9,748,076
b) Social charges	-2,736,211
6. Other operating costs:	-10,668,390
a) External services	-9,638,070
b) Taxes	-406,868
c) Other operating costs:	-623,452
7 Other results	132,889

16.	PROVISIONS AND CONTINGENCIES

The Long-term Provisions heading has had the following transactions:

YEAR 2021

	Initial balance	Addition	Reversal	Final Balance
Provisions for guarantees	3,095,193	3,977,282	-3,095,193	3,977,282

Total Long-term provisions	3,095,193	3,977,282	-3,095,193	3,977,282

Long-term provisions relate fully to the provision of guarantees calculated on the basis of sales with outstanding guarantees according to the historical data on observed repairs.

During the 2021 year the Group has recorded expenses related to guarantees granted to customers directly in the income statement according to their nature for a total amount of 71,625 euros. The Group keeps a record to manage expenses generated by guarantees provided.

At the date of preparing these financial statements no significant disputes that could affect them are known.

17.	ENVIRONMENTAL INFORMATION

Given the Group’s business activity, it has no responsibilities, expenses, assets nor provisions and contingencies of an environmental nature that could be significant in relation to equity, financial situation and earnings thereof. For this reason, this consolidated report does not include breakdowns relating to information on environmental matters.

The Parent Company’s Board of Directors states that in the Group’s accounting for these Consolidated Financial Statements there is no item that should be included in the document other than the environmental information pursuant to the indication of the third part of the General Accounting Plan (Royal Decree 1514/2007 of 16 November).

18.	SUBSEQUENT EVENTS

On 10 November 2021 Array Technologies, Inc, a US public company, entered into a purchase agreement with the shareholders of the Parent Company pursuant to which, Array agreed to acquire all of the outstanding equity interests of the Parent Company. The acquisition was subject to the receipt of required regulatory approvals. At 11 January 2022 all regulatory approvals have been granted and Array Technologies acquired 100% of the shares of the Group. On the same date and prior to this acquisition, Soluciones Técnicas Integrales Norland, S.L. acquired non controlling interest of STI Norland Brazil, LTDA (20,01%) and KTRSolar (20%).

There has been no other relevant event after the close of the year that may significantly affect the information contained in these financial statements and that are not reflected therein.

19.	TRANSACTIONS WITH RELATED PARTIES

19.1.	INFORMATION RELATING TO THE BOARD OF DIRECTORS AND SENIOR MANAGEMENT

Members of the Parent Company’s Board of Directors earned remuneration relating to carrying out their functions of 149 thousand euros in 2021.

In 2021, members of the Board of Directors of the Parent Company and senior management of the Group earned 738, 611 and 629 thousand euros respectively, as salaries. These are set out in the section “Wages and Salaries” in the Consolidated Income Statement.

There are no advance payments or credits granted to members of the Board of Directors and nor are there any obligations for pensions or life insurance matters.

During the 2021 the Parent Company paid premiums for civil liability insurance of directors and executives for damage caused in the exercise of functions for net amounts of 3.5 thousand euros in 2021.

In compliance with article 229 of Royal Legislative Decree 1/2010 of 2 July, which proves the Consolidated Text of the Capital Companies Law, at 31 December 2021, no members of the Board of Directors of the Parent Company or any persons related to it have declared any direct or indirect conflict of interest that they may have had with the Group’s interest.

Members of the Board of Directors have not, in that year, carried out on their own, or others’ behalf, any similar or complementary activity as that which constitutes the corporate purpose of the Group.

This statement does not include, nor considers participations or activities that they may exercise in “companies associated” with this one, as it is considered that these do not affect the provisions of those articles as they are known by all partners and by the Board of Directors of the Parent Company.

19.2.	PARENT COMPANY TRANSACTIONS AND BALANCES WITH OTHER RELATED PARTIES

The credit balance of Amixa Capital, S.L. is 36,300 euros at 31 December 2021.

The volume of operations for Amixa Capital S.L.’s provision of services was 92,420 euros during 2021.

The volume of operations with the entity Enerta, S.L., related to the General Manager of Brazilian affiliate, has provided services to the Group amounting 87,963 euros during 2021.

20.	GRANTS, DONATIONS AND BEQUESTS

The following table shows a breakdown of the amounts and features of grants, gifts and legacies received that appear on the consolidated balance sheet, as well as those apportioned on the consolidated income statement:

Grants, donations and bequests	2021
That appear on the net equity in the consolidated balance sheet (net of tax)	22,401
Allocated on the consolidated income statement (1)	90,638

(1)	Including the operating grants incorporated in the result for the year

The analysis of transactions under this heading in the 2021 and 2020 years is as follows:

Grants, donations and bequests on the balance sheet	2021
BALANCE AT THE START OF THE YEAR	28,997

(+) Grants received during the year	23,751
(+) Tax effect on grants received during the year	-6,650
(-) Grants transferred to income during the year	-32,912
(-) Tax effect on Grants transferred to income during the year	9,215

BALANCE AT THE END OF THE YEAR	22,401

In the 2021 year the Australian subsidiary received a non-repayable grant to cover part of the expenses related to commercial events. Moreover, the Parent Company transferred the part corresponding to capital grants received in 2012 discounted for tax at 28% to earnings for the year.

In the 2012 year the Parent Company received two non-repayable grants: one from the Ministry of the Economy and Finance, for 160,866 euros, the result of applying the 18% percentage to the approved investment of 893,698 euros. Additionally, it received 151,930 euros from the Department of Employment, Companies and Innovation of Extremadura, the result of applying 17% to the approved investment of 893,698 euros.

The Parent Company is complying with the legal requirements demanded to obtain and maintain these grants.

21.	OTHER INFORMATION

21.1.	STAFF

The average number of employees during the year and the number of employees at the end of the year of the Group companies is as follows:

Average number of employees during the course of the year by categories and gender	2021
	F	M
Senior management	1	17
Technicians and administrators	40	100
Commercial, sales people and similar	6	9
Unskilled workers	13	225

Total average employment	60	351

Breakdown of employees in the Group at the end of the year, by category and gender	2021
	F	M
Senior management	1	16
Technicians and administrators	48	122
Commercial, sales people and similar	4	10
Unskilled workers	24	323

Total staff at the end of the year	77	471

At 31 December 2021 the Group employs three people with a disability above 33%.

21.2.	AUDITING FEES

The fees for provision of services by the company KPMG Auditores, S.L., for auditing the Group’s annual accounts for the year ended 31 December 2021, regardless of when they were invoiced, amounted to 60 thousand euros for auditing services.

In addition, other entities affiliated to KPMG International invoiced the Group during the year ended

31 December 2021 fees for auditing services related to the audit of the 2021 annual accounts in the amount of 5 thousand euros, and other tax services for an amount of 6 thousand euros.

During 2021 KPMG Auditores, S.L. has provided services to the Group related to audit services and audit related services amounting to 264 thousand euros corresponding to audits and reviews of financial statements ended in 2020 and 2021 and other works related to the acquisition process mentioned in note 2. Other entities affiliated to KPMG International invoiced the Group 28 thousand euros for the same concepts.

22.	INFORMATION BY SEGMENT

All the Group companies are involved in the same sector of activity which means that all assets and liabilities refer to that sector, as do the amounts in the consolidated income statement.

The breakdown of Group turnover by activity is shown in the following table:

Market	2021
Internal:	20%
External:
-EU.	0%
-Rest	80%
Total	100%

23.	RECONCILIATION FROM SPANISH GENERAL CHART OF ACCOUNTS (“SPANISH GAAP”) TO U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“U.S. GAAP”)

Accounting Principles

The Consolidated Financial Statements of STI Norland S.L. have been prepared in accordance with Spanish GAAP which differs from U.S. GAAP in certain respects. The following is a summary of the adjustments to results for the year 2021.

Adjustments to the Results for the year included in the Consolidated Income Statement for the year ending 31 December 2021:

	Notes		Euros
Result for the year in conformity with Spanish GAAP			28,772,636
Adjustments on account of:
Historical goodwill amortization	(a	)	18,581
Total impact of all adjustments, net of tax			18,581
Results for the year in conformity with U.S. GAAP			28,791,217

Adjustments to the Balance sheet as of 31 December 2021 reconciliation:

		Euros
Financial Statement Line	Spanish GAAP Balance	Adjustment	Notes		US GAAP
A) NON-CURRENT ASSETS	3,567,245	739,483			4,306,728
I. Intangible Assets	480,891	739,483			1,220,374
1. Consolidated Goodwill	148,645	-148,645	(a	)	0
2. Other Intangible assets	332,246	888,128	(b	)	1,220,374
II. Property. plant and equipment	2,885,475				2,885,475
V. Long-term financial investments	29,479				29,479
VI. Deferred tax assets	171,400				171,400
B) CURRENT ASSETS	189,450,837				189,450,837
II. Inventory	54,411,945	-11,668,859	(d	)	42,743,086
III. Commercial debtors and other accounts receivable	102,724,181	11,668,859	(d	)	114,393,040
V. Short-term financial investments	107,305				107,305
VI. Short-term accruals	286,034				286,034
VII. Cash and cash equivalents	31,921,372				31,921,372

TOTAL ASSETS	193,018,082	739,483			193,757,565

NET EQUITY AND LIABILITIES
A) NET EQUITY	59,191,908	-171,046			59,020,862
A-1) Equity	52,808,803	-148,645			52,660,157
I. Capital	275,000				275,000
III. Reserves	28,937,535	-167,226			28,770,309
VI. Annual result attributed to parent company	23,596,268	18,581			23,614,849
1. Consolidated profit and loss	28,772,636	18,581	(a	)	28,791,217
2. (Profit and loss external partners)	-5,176,368				-5,176,368
VII. (Interim dividend)	0				0
A-2) Adjustments for change in value	-2,119,973				-2,119,973
1. Conversion difference
A-3) Subsidies. gifts and legacies	22,401	-22,401	(c	)	0
A-4) External partners	8,480,677				8,480,677
B) NON-CURRENT LIABILITIES	14,361,176	546,135			14,907,311
I. Long-term provisions	3,977,282				3,977,282
II. Long-term debt	10,108,995	523,734			10,632,729
2. Debts with credit institutions	10,000,000				10,000,000
4. Other financial liabilities	108,995	523,734	(b	)	632,729
III. Subsidies. gifts. and legacies	0	22,401	(c	)	22,401
IV. Deferred tax liabilities	274,899				274,899
C) CURRENT LIABILITIES	119,464,998	364,394			119,829,392
I. Short-term provisions	118,449				118,449
III. Short-term debt	30,792,418	364,394			31,156,812
2. Debts with credit institutions	30,792,418				30,792,418
4. Other financial liabilities	0	364,394	(b	)	364,394
V. Commercial creditors and other accounts payable	88,335,862				88,335,862
VI. Short-term accruals	218,269				218,269

TOTAL NET EQUITY AND LIABILITIES	193.018.082	739.483			193.757.565

Adjustments to the Cash Flows for the year included in the Consolidated Cash flow statement for the year ending 31 December 2021:

There are no reconciling items in the statement of consolidated cash flows.

a. Historical goodwill and related amortization

Under ASC 805 Business Combinations, when accounting for a transfer of assets or exchange of shares between entities under common control, the receiving entity recognizes the assets and liabilities transferred at the historical cost of the parent with no step-up in basis or recognition of goodwill. Under Spanish GAAP as applied by STI, such transfers are recorded at fair value with any difference in the net assets acquired recognized as goodwill. In accordance with ASC 805 Business Combinations, the historical goodwill recognized by STI has been reversed.

Under Spanish GAAP, goodwill is subject to amortization on a straight-line basis over 10 years. In accordance with US GAAP, goodwill is not amortized; therefore, the goodwill amortization recognized by STI has been reversed.

b. Leases

In accordance with ASC 842 Leases, which has been adopted as if effective on 1 January 2020 the value of the lease liability and right of use asset related to STI’s operating leases, have been presented on the balance sheet. The current and non-current lease liability recognised as at 31 December 2021 was Euros 364,394 and Euros 523,734 respectively. The right of use asset recognised as at 31 December 2021 was Euros 888,128. Under Spanish GAAP, operating leases are accounted as expenses as incurred and the right of use asset and right of use liability are not shown in the consolidated balance sheet.

c. Grants

Under Spanish GAAP, subsidies are initially recognized in equity, net of tax. The subsidies are recycled to the income statement when the expenses which are being subsidized are recognized. In accordance with US GAAP, the equity balance has been reclassified as a liability on the consolidated balance sheet.

d. Alignment of Presentation - Spanish GAAP to U.S. GAAP

Under Spanish GAAP prepayment to suppliers are recognized in Inventories in the Consolidated Balance Sheet. In accordance with U.S. GAAP, the prepayments to suppliers were reclassified to Commercial debtors and other accounts receivable. The adjustment has no net impact on profit for the period or current assets.

SIGNATURES CERTIFICATE

The Parent Company’s Board of Directors has prepared, at its meeting on 17 March 2022, the Consolidated Financial Statements (made up of the Consolidated Balance Sheet, the Consolidated Income Statement, Statement of Changes in Consolidated Net Equity, Statement of Consolidated Cash Flows and Notes) of the STI Norland Group, whose Parent Company is SOLUCIONES TÉCNICAS INTEGRALES NORLAND, S.L., for the Group year between 1 January 2021 and 31 December 2021 and has drafted (including this certificate) a total of 41 sheets consecutively numbered from 1 to 41, inclusive, signed, as evidence of agreement, by the president of the Board of Directors, Mr. James MacMillan Fusaro by virtue of the authorization granted for this purpose in that meeting and by Mr. Javier Marti-Fluxa, Secretary non-Board member.

/s/ Mr. James MacMillan Fusaro
Mr. James MacMillan Fusaro
President

/s/ Mr. Javier Martí-Fluxá Elías de Tejada
Mr. Javier Martí-Fluxá Elías de Tejada
Secretary non-Board member